SALE OF SHARES AGREEMENT

This Sale of Shares Agreement (the "Agreement") is effective 21 October 2022.

BETWEEN: **HRE Scientific Holdings Ltd** "Vendor" is the owner of all of the shares of Astra-Holcomb Energy Systems LLC, a Delaware Limited Liability Company, organized and operated under the laws of Delaware, with head offices located at:

Joyce House
21-23 Holles Street
Dublin 2
D02 YP92
Ireland

AND: **ASTRA ENERGY INC.** (the "Purchaser"), a company organized and existing under the laws of the State of Nevada, with its head office located at:

9565 Waples Street
Suite 200
San Diego, CA 92121

WHEREAS the Vendor represents that there are 100 shares issued and outstanding in Astra-Holcomb Energy Systems LLC, incorporated under the laws of the United States of America, and that the Vendor is the owner of 100 shares;

WHEREAS Astra-Holcomb Energy Systems LLC will hold the rights to manufacture and conduct business related to manufacturing the Holcomb Energy System ILPG and other equipment as understood by both the Vendor and the Purchaser;

WHEREAS the Vendor wishes to sell to the Purchaser 50 shares of the Astra-Holcomb Energy Systems LLC and the Purchaser agrees to acquire the Shares;

WHEREAS the parties hereto have determined that the value of the Shares is 5,000,000 (5 million) shares of Astra Energy Inc common stock and an agreement to license for the exclusive use of the Holcomb Energy System In Line Power Generator (ILPG) for the territory of California for a license fee of $5,000,000 ($5 million) within 30 days of execution of this document and an additional $5,000,000 ($5 million) 12 months from the signing of this document. If Astra Energy Inc. does not pay the first $5,000,000 ($5 million) within 30 days from signing of this document, Astra Energy Inc. loses any and all rights to the Territory of California and the Territory of California will once again be available for purchase.

WHEREAS the Purchaser desires to purchase and the Vendor desires to sell the Shares.

NOW THEREFORE, IT IS AGREED AS FOLLOWS:

1. SHARES SOLD AND PURCHASE PRICE

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1.1 Subject to the terms and conditions set forth in this Agreement, the Vendor hereby sells the Shares to the Purchaser, hereto present and accepting, and delivers to the Purchaser certificates representing the Shares duly endorsed to the Purchaser for transfer.

1.2 The aggregate purchase price for the Units is 5,000,000 (5 million) shares of Astra Energy Inc common stock and an agreement to license for the exclusive use of the Holcomb Energy System In Line Power Generator (ILPG) for the territory of California for a license fee of $5,000,000 ($5 million) upon execution of this document and an additional $5,000,000 ($5 million) 12 months from the signing of this document. If Astra Energy Inc. does not pay the first $5,000,000 ($5 million) within 30 days from signing of this document, Astra Energy Inc. loses any and all rights to the Territory of California and the Territory of California will once again be available for purchase.

2. PAYMENT OF THE PURCHASE PRICE

2.1 The Purchaser acknowledges that he has received certificates representing 50 shares of the Vendor in exchange for the full payment of the Purchase Price. The parties hereto determine that the Shares have a fair market value of and are, in all circumstances of the transaction, the fair equivalent of a consideration payable in cash equal to the fair market value of the Shares.

3. CONDITIONS TO THE PURCHASE OF SHARES

3.1 The purchase of the Shares under this Agreement is subject to the following conditions:

3.1.1 the consent by the regular authorities of the acquisition of the Shares hereby purchased by the Purchaser under this Agreement (the "Acquisition");

3.1.2 the approval by the shareholders of ASTRA ENERGY INC of the Acquisition; being understood that if any one of the said conditions is not fulfilled, the present Agreement shall be null and void.

4. VENDOR'S REPRESENTATIONS AND WARRANTIES

4.1 The Vendor represents and warrants to the Purchaser that:

4.1.1 the Corporation is incorporated under the laws of the State of Delaware and is duly organized and validly existing thereunder;

4.1.2 the Shares have been duly issued, are outstanding as fully paid and non-assessable;

4.1.3 the sale and delivery of the Shares as provided for in this Agreement shall not conflict with or result in or cause the occurrence of an event or condition which, immediately or after notice or lapse of time or both, constitutes a breach of or default under the Company articles or by-laws or under any agreement, instrument, order, judgment or decree to which the Vendor or the Corporation is subject; and

4.1.4 this Agreement constitutes a valid and binding obligation of the Vendor enforceable against the Vendor in accordance with its terms, provided that enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws generally affecting enforceability of creditors' rights.

5. PURCHASER'S REPRESENTATIONS AND WARRANTIES

5.1 The Purchaser represents and warrants to the Vendor that:

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5.1.1 the Purchaser is a Corporation incorporated under the laws of the United States of America and is duly organized and validly existing thereunder;

5.1.2 all necessary corporate action and proceedings have been taken to permit the execution of this Agreement;

5.1.3 the aforementioned actions do not conflict with or result in or cause the occurrence of an event or condition which, immediately or after notice or lapse of time or both constitutes a breach of or default under the articles or by-laws of the Purchaser or under any agreement, instrument, order, judgment or decree to which the Purchaser is subject;

5.1.4 the Shares have been validly allotted and issued and are registered in the name of the Vendor; and

5.1.5 this Agreement constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms, provided that enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws generally affecting enforceability of creditors' rights.

6. MISCELLANEOUS

6.1 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, legatees, executors, legal representatives, successors and assigns.

6.2 This Agreement contains the entire agreement between the parties with respect to the transactions contemplate herein and supersedes all prior negotiations, agreements and understandings, if any.

6.3 The representations and warranties set forth in Articles 4 and 5 hereof shall survive the purchase and sale of the Shares hereunder.

6.4 Each of the parties hereto covenants and agrees that it will from time to time hereafter execute and deliver such additional documents and instruments and do such acts and things as may be reasonably necessary fully and effectually to sell, assign and transfer the Shares to the Purchaser pursuant to this Agreement and to otherwise carry out the intent and purpose of this Agreement.

6.5 This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and the applicable laws of the United States of America. The courts of Delaware shall have non-exclusive jurisdiction with respect to any matter arising hereunder or related hereto.

6.6 All notices, requests, demands and other communications in connection herewith shall be in writing with specific reference to this Agreement and shall be deemed to have been duly delivered when

(a) personally delivered to a responsible officer of such party; or

(b) except during a period of strike, lockout or other postal disruption, sent by registered mail, postage prepaid; or

(c) sent by telex, telegraph, fax or other form of recorded communication, charges prepaid, confirmed by prepaid registered mail; as follows:

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6.6.1 If to the Vendor:
HRE Scientific Holdings Ltd
Joyce House
21-23 Holles Street
Dublin 2
D02 YP92
Ireland

6.6.2 If to the Purchaser:
ASTRA ENERGY INC
9565 Waples Street
Suite 200
San Diego, CA 92121

or such other address as either party may from time to time specify by notice to be given to the other party for such purpose in writing at least 30 days in advance.

6.7 The effective date and closing date for the sale of the Shares herein provided for shall be on 21 October, 2022.

IN WITNESS WHEREOF, each party to this agreement has caused it to be executed at SARASOTA, FLORIDA on the date indicated above.

HRE Scientific Holdings Ltd

[signature]
Authorized Signature

Robert R. Holcomb
Print Name and Title
10/21/2022
RH

ASTRA ENERGY INC

[signature]
Authorized Signature

DANIEL L. CLAYCAMP
Print Name and Title
10/27/2022
DC